Bravo Brio Restaurant Group, Inc. Reports Third Quarter Financial Results
Updates Guidance for Full Year 2017

Columbus, Ohio - November 1, 2017 - Bravo Brio Restaurant Group, Inc. (NASDAQ: BBRG) (the Company) owner and operator of the BRAVO! Cucina Italiana (BRAVO!) and BRIO Tuscan Grille (BRIO) restaurant concepts, today reported financial results for the thirteen and thirty-nine week periods ended September 24, 2017 and updated guidance for the full year 2017.

Selected Third Quarter 2017 Highlights Compared to the Third Quarter 2016:

▪	Restaurant-level operating profit increased 11.8% to $8.8 million from $7.9 million.

▪	GAAP net loss was $(2.5) million, or $(0.16) per diluted share, compared to GAAP net loss of $(3.0) million, or $(0.20) per diluted share.

▪
Adjusted net loss was $(2.4) million, or $(0.16) per diluted share, compared to adjusted net loss of $(2.4) million, or $(0.16) per diluted share. Please see the reconciliation from GAAP to adjusted (non-GAAP) net loss in the accompanying financial tables.

▪	Revenues decreased 6.2% to $88.7 million from $94.6 million.

▪	Total comparable restaurant sales decreased 5.7% inclusive of an estimated 140 basis point negative impact related to Hurricanes Harvey and Irma.

▪	Comparable restaurant sales decreased 2.7% at BRAVO! inclusive of an estimated 50 basis point negative impact related to Hurricane Irma.

▪	Comparable restaurant sales decreased 7.4% at BRIO inclusive of an estimated 200 basis point negative impact related to Hurricanes Harvey and Irma.

Brian O'Malley, President and Chief Executive Officer, said, “While the third quarter was challenging due to both industry headwinds and Hurricanes Harvey and Irma, our restaurant management teams were able to minimize the margin impact and grow our restaurant-level operating profit for the second consecutive quarter as compared to the prior year. In the absence of the storms, we estimate that we would have generated an additional $1.3 million in revenues, $450 thousand in restaurant-level operating profit, and would have lowered our adjusted net loss by another $0.03 per share. The updates to annual guidance primarily reflect the softening of sales for July and August as well as the impact of the storms on our third quarter performance.”

O’Malley added, “We are proud of our teams for managing through a difficult time both personally and professionally and are excited to now have all of our restaurants operating and delivering great guest experiences. While overall sales trends at BRIO were more impacted than BRAVO, given its heavier geographical concentration in Florida, both brands experienced strong growth in off-premises dining and we expect to see this continue into the fourth quarter and beyond.”

O’Malley concluded, “We are excited about the initial feedback and results from our new restaurant in Siesta Key, Florida, despite opening the week before Hurricane Irma made landfall in the region.  BRAVO Coastal Bar & Kitchen offers an engaging urban coastal atmosphere as well as new, exciting fresh shareable dishes prepared by our chefs. We also closed two underperforming locations during the quarter due to the leases expiring.”

Third Quarter 2017 Financial Results

Revenues decreased $5.9 million, or 6.2%, to $88.7 million in the third quarter of 2017, from $94.6 million in the third quarter of 2016. The decrease in revenues was due to a 5.7% decrease in comparable restaurant sales and 39 fewer operating weeks as a result of two restaurant closures in the third quarter of 2017 and three restaurant closures in the second quarter of 2017. The comparable restaurant sales decrease consisted of a 5.8% decrease in guest counts and a 0.1% increase in average check. The Company estimates that the two hurricanes had a negative impact of 140 basis points on comparable restaurant sales.

Total restaurant operating costs, which include costs of sales, labor costs, operating costs and occupancy costs, decreased $6.8 million, or 7.8%, to $79.9 million in the third quarter of 2017, from $86.7 million in the third quarter of 2016. Total restaurant-

level operating profit increased $0.9 million, or 11.8%, to $8.8 million from $7.9 million in the same period last year. As a percentage of revenues, total restaurant-level operating profit increased to 10.0% in the third quarter of 2017 from 8.4% in the third quarter of 2016.

GAAP net loss in the third quarter of 2017 was $(2.5) million, or $(0.16) per diluted share, as compared to GAAP net loss of $(3.0) million, or $(0.20) per diluted share, in the same period last year.

On an adjusted basis, a measure that the Company believes provides additional information to facilitate a year-over-year performance comparison, adjusted net loss in the third quarter of 2017 was $(2.4) million, or $(0.16) per diluted share, compared to adjusted net loss of $(2.4) million, or $(0.16) per diluted share, in the same period last year. Please see the accompanying financial tables for a reconciliation from GAAP net loss to adjusted (non-GAAP) net loss. The Company estimates that the two hurricanes had a negative impact of an estimated $0.03 per diluted share on adjusted EPS.

Third Quarter 2017 Brand Operating Highlights

Comparable restaurant sales decreased 2.7% at BRAVO! and 7.4% at BRIO. Average weekly sales for BRAVO! and BRIO were $51,700 and $67,300, respectively.

As of September 24, 2017, the Company operated 49 BRAVO! restaurants, 63 BRIO restaurants, and one Bon Vie restaurant across 32 states. Included in this total is one BRIO restaurant that is operated under a management agreement. Additionally, one BRIO restaurant is operated under a franchise agreement.

2017 Outlook

The Company is providing the following updated outlook for the 53-week period ending December 31, 2017 primarily as a result of the negative impact of Hurricanes Harvey and Irma on third quarter 2017 financial results:

•	Revenues of $404 million to $409 million (previously $405 million to $415 million).

•	Total comparable restaurant sales (on a comparable 52-week basis) of minus 3.2% to minus 2.5% (previously minus 2.5% to flat).

•	Development of one Company-operated restaurant in Siesta Key, Florida.

•	Pre-opening costs of approximately $0.5 million (previously $0.5 million to $1.0 million).

•	Capital expenditures of $8.0 million to $9.0 million (previously $9.0 million to $11.0 million).

•	Diluted share count of approximately 15.4 million.

•	Estimated annual tax rate of approximately 5%.

•	Adjusted net income per diluted share of $0.19 to $0.24 (previously $0.22 to $0.32).

The Company has not reconciled guidance for Annual adjusted net income per diluted share to the corresponding GAAP financial measures because we do not provide guidance for the various reconciling items. The Company is unable to provide guidance for these reconciling items because it cannot determine their probable significance, as certain items are outside of its control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

As part of a review of its restaurant portfolio, the Company has closed five underperforming locations. There were two BRIO closures during the third quarter in addition to the three restaurant closures during the second quarter.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss third quarter 2017 financial results today at 4:30 PM ET. Hosting the call will be Brian O'Malley, President and Chief Executive Officer and Diane Reed, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (719) 325-2236.  A replay will be available two hours after the call and can be accessed by dialing (412) 317-6671; the conference ID is 5278678.  The replay will be available until Wednesday, November 8, 2017.

The call will also be webcast live and later archived on the Company's investor relations website at http://investors.bbrg.com in the ‘Presentations & Events’ section.

Non-GAAP Measures

Adjusted net income and Adjusted net income per share are supplemental measures of the Company's performance that are not required or presented in accordance with generally accepted accounting principles, or GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered by themselves or as a substitute for measures of performance prepared in accordance with GAAP.

The Company calculates these non-GAAP measures by adjusting net income and net income per share for the impact of certain non-comparable items that are reflected in its GAAP results. The Company believes these adjusted measures provide investors with additional information to facilitate the comparison of its past and present financial results and assist users of the financial statements to better understand these results. The Company utilizes results that both include and exclude the identified items in evaluating its business performance. However, the inclusion of these adjusted measures should not be construed as an indication that the Company's future results will not be affected by certain unusual or non-comparable items.

About Bravo Brio Restaurant Group, Inc.

Bravo Brio Restaurant Group, Inc. is a leading owner and operator of two distinct Italian restaurant brands, BRAVO! Cucina Italiana and BRIO Tuscan Grille. BBRG has positioned its brands as multifaceted culinary destinations that deliver the ambiance, design elements and food quality reminiscent of fine dining restaurants at a value typically offered by casual dining establishments, a combination known as the upscale affordable dining segment. Each of BBRG's brands provides its guests with a fine dining experience and value by serving affordable cuisine prepared using fresh flavorful ingredients and authentic Italian cooking methods, combined with attentive service in an attractive, lively atmosphere. BBRG strives to be the best Italian restaurant company in America and is focused on providing its guests an excellent dining experience through consistency of execution.

Forward-Looking Statements

Some of the statements in this release contain forward-looking statements, which involve risks and uncertainties. These statements relate to future events or Bravo Brio Restaurant Group, Inc.'s future financial performance. The Company has attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 6, 2017.

Although Bravo Brio Restaurant Group, Inc. believes that the expectations reflected in the forward-looking statements are reasonable based on its current knowledge of the business and operations, it cannot guarantee future results, levels of activity, performance or achievements. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change.

Contacts:
Investor Relations
Don Duffy / Raphael Gross
(203) 682-8200

BRAVO BRIO RESTAURANT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 24, 2017 AND SEPTEMBER 25, 2016 (UNAUDITED)
(in thousands except per share data)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	September 24, 2017		September 25, 2016		September 24, 2017		September 25, 2016
Revenues	$88,731		$94,588		$298,491		$308,601
Costs and expenses
Cost of sales	22,713	25.6%	25,265	26.7%	77,201	25.9%	80,507	26.1%
Labor	34,339	38.7%	36,938	39.1%	111,876	37.5%	115,954	37.6%
Operating	15,699	17.7%	16,432	17.4%	49,484	16.6%	51,626	16.7%
Occupancy	7,132	8.0%	8,036	8.5%	22,888	7.7%	23,622	7.7%
General and administrative expenses	5,267	5.9%	6,896	7.3%	19,313	6.5%	20,141	6.5%
Restaurant preopening costs	270	0.3%	107	0.1%	420	0.1%	621	0.2%
Impairment	—	—%	—	—%	—	—%	1,249	0.4%
Depreciation and amortization	5,148	5.8%	5,600	5.9%	15,405	5.2%	16,680	5.4%
Total costs and expenses	90,568	102.1%	99,274	105.0%	296,587	99.4%	310,400	100.6%
(Loss) income from operations	(1,837)	(2.1)%	(4,686)	(5.0)%	1,904	0.6%	(1,799)	(0.6)%
Interest expense, net	677	0.8%	406	0.4%	1,717	0.6%	1,098	0.4%
(Loss) income before income taxes	(2,514)	(2.8)%	(5,092)	(5.4)%	187	0.1%	(2,897)	(0.9)%
Income tax (benefit) expense	(42)	—%	(2,107)	(2.2)%	163	0.1%	(1,506)	(0.5)%
Net (loss) income	$(2,472)	(2.8)%	$(2,985)	(3.2)%	$24	—%	$(1,391)	(0.5)%

Net (loss) income per basic share	$(0.16)		$(0.20)		$—		$(0.09)
Net (loss) income per diluted share	$(0.16)		$(0.20)		$—		$(0.09)
Weighted average shares outstanding-basic	15,197		14,582		15,162		14,648
Weighted average shares outstanding-diluted	15,197		14,582		15,190		14,648

Certain percentage amounts may not sum due to rounding.

ADJUSTMENTS TO RECONCILE GAAP TO ADJUSTED RESULTS

Litigation settlements and expenses, net (1)	$—		$—		$1,560		$—
Asset impairment charges (2)	—		—		—		1,249
Write-off of unamortized loan origination fees (3)	69		—		69		—
Tax expense related to an Internal Revenue Service audit settlement (4)	—		—		—		265
Tax expense from excess tax deficiency for option exercises (5)	—		624		—		758
Income tax expense (6)	(3)		—		(81)		(125)
Total adjustments	66		624		1,548		2,147

Adjusted net income	$(2,406)		$(2,361)		$1,572		$756

Net (loss) income per basic share- adjusted	$(0.16)		$(0.16)		$0.10		$0.05
Net (loss) income per diluted share- adjusted	$(0.16)		$(0.16)		$0.10		$0.05

Weighted average shares outstanding-basic	15,197		14,582		15,162		14,648
Weighted average shares outstanding-diluted (7)	15,197		14,582		15,190		15,372
_________________________

1)	Reflects the net impact for litigation settlements and expenses recorded during the period.

2)	Reflects non-cash asset impairment charges for the thirteen weeks ended June 26, 2016 for one restaurant.

3)	Reflects non-cash write-off of unamortized loan origination fees related to the amendment of the Company's senior credit facilities on August 1, 2017.

4)	Reflects the tax expense associated with the settlement of an Internal Revenue Service audit during the period.

5)	Reflects the excess tax deficiency associated with the exercise of stock options during the period.

6)	Reflects the adjustments for income taxes related to the accrued liability for current litigation and the write-off of unamortized loan origination fees.

7)
Diluted weighted average shares outstanding includes all potentially issuable common shares, except in a loss position, in which case diluted weighted average shares outstanding is equal to basic weighted average shares outstanding.

BRAVO BRIO RESTAURANT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 24, 2017 AND DECEMBER 25, 2016
(Dollars in thousands)

	September 24, 2017	December 25, 2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$387	$444
Accounts receivable	5,780	9,587
Tenant improvement allowance receivable	116	799
Inventories	2,636	3,114
Prepaid expenses and other current assets	1,903	3,339
Total current assets	10,822	17,283
Property and equipment — net	137,178	145,120
Other assets — net	4,147	4,359
Total assets	$152,147	$166,762

Liabilities and shareholders' deficiency in assets
Current liabilities
Trade and construction payables	$16,770	$15,514
Accrued expenses	23,600	27,351
Current portion of long-term debt	8,500	4,000
Deferred lease incentives	7,270	7,334
Deferred gift card revenue	11,270	18,618
Total current liabilities	67,410	72,817
Deferred lease incentives	48,252	54,459
Long-term debt	34,900	37,500
Other long-term liabilities	22,367	23,516
Commitments and contingencies
Shareholders’ deficiency in assets
Common shares, no par value per share— authorized 100,000,000 shares; 21,178,105 shares issued at September 24, 2017 and 21,069,454 shares issued at December 25, 2016	203,285	202,561
Preferred shares, no par value per share— authorized 5,000,000 shares; issued and outstanding, 0 shares at September 24, 2017 and December 25, 2016	—	—
Treasury shares, 5,977,860 shares at September 24, 2017 and December 25, 2016	(81,019)	(81,019)
Retained deficit	(143,048)	(143,072)
Total shareholders’ deficiency in assets	(20,782)	(21,530)
Total liabilities and shareholders’ deficiency in assets	$152,147	$166,762